Exhibit 10.5
AGREEMENT TO ASSIST WITH CREDIT FACILITY
          THIS AGREEMENT TO ASSIST WITH CREDIT FACILITY (this "Agreement") is made and entered into this ___ day of December, 2011 (the "Effective Date"), by and among Rod Danielson ("Danielson"), Wallace DeHay Jr. ("DeHay") (each of Danielson and DeHay are sometimes referred to herein as an "Assisting Party" and collectively as the "Assisting Parties"), and Summer Energy, LLC, a Texas limited liability company (the "Company"). Each of the Assisting Parties and the Company hereinafter may be referred to as a "Party" or collectively may be referred to as the "Parties."
RECITALS
          A. Assisting Parties have jointly agreed to provide financial assistance to the Company by way of facilitating the Company's obtaining of a credit facility in the principal amount of $50,000.
          B. As consideration for providing such financial assistance, the Company agrees to be bound by the terms and conditions of this Agreement.
AGREEMENT
          NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and obligations set forth hereafter, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1. Grant of Units. Upon execution of this Agreement, the Company hereby sells, transfers, assigns, delivers and conveys units of the Company's membership interest ("Units") to Assisting Parties, and Assisting Parties hereby accept the Units on the terms and conditions provided for herein. The Company agrees to issue a total of 151,515 Units to the Assisting Parties. Assisting Parties have instructed the Company to allocate the Units among the Assisting Parties as follows:

Danielson:	30,758 Units

DeHay:	120,757 Units
2. Financial Assistance. Assisting Parties jointly agree that they will make available to the Company, at the Company's option and up to a maximum, aggregate total of $50,000 (the "Cap"), the following financial assistance in order to assist the Company in obtaining a credit facility with an amount of credit available to the Company of $50,000 (the "Facility"): (i) unencumbered assets to be used as collateral to secure the Facility; (ii) certificates of deposit to secure the Facility; or (iii) a guaranty provided by the Assisting Parties to the financial institution issuing the Facility. The Assisting Parties agree to make the financial assistance available to the Company within ten (10) business days of receiving a written request from the Company.

3. Closing. The Closing of the issuance of the Units as contemplated by this Agreement shall be accomplished upon the execution of this Agreement, and Assisting Parties shall become the lawful and sole owners of the Units.
4. Investor Status. Each of the Assisting Parties agree to provide certain information to the Company to enable the Company's officers to determine whether, under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder, Assisting Parties each meet the qualification and suitability requirements for an investment in the Units. Each of the Assisting Parties shall complete the Investor Questionnaire attached hereto as Exhibit "A" and remit the same to the Company. Assisting Parties each acknowledge and agree that: (i) the Company will rely upon the information contained in the documents provided by Assisting Parties for purposes of such determination; (ii) the Units will not be registered under the Act in reliance upon the exemption from registration provided by Section 4(2) of the Act; and (iii) purchase of the Units will be solely for the account of the Assisting Parties, and not for the account of any other person or with a view toward resale, assignment, fractionalization or distribution thereof. The Company shall promptly notify Assisting Parties of any grounds for determining that Assisting Parties are not qualified to become members of the Company.
5. Representations, Warranties and Acknowledgments of Company. The Company hereby represents and warrants to Assisting Parties that, at the Closing:
          5.1. The Company shall have full and valid title to the Units, and upon delivery to Assisting Parties, the Units shall be free and clear of all liens, charges and encumbrances whatsoever;
          5.2. The Company has the full right, power, legal capacity and authority to enter into this Agreement and to sell and deliver the Units to Assisting Parties; and
          5.3. The Company is a Texas limited liability company that has been duly organized and in good standing in the state of Texas.
6. Representations and Warranties of Assisting Parties. Each of the Assisting Parties hereby represents and warrants to the Company as follows:
          6.1. Authority. Each of the Assisting Parties is an individual. Assisting Parties have all right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by Assisting Parties and constitutes legal, valid and binding obligations of Assisting Parties enforceable in accordance with their respective terms subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and other equitable remedies.
          6.2. Government Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Assisting Parties is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Units offered hereunder.

          6.3. Accredited Investor Status. Each of the Assisting Parties hereby represents and warrants to the Company that he is an Accredited Investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Each of the Assisting Parties hereby represents and warrants to the Company that alone, or with such Assisting Party's representatives, if any, he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of this transaction and of an investment in the Company.
          6.4. Assisting Parties Suitability; Illiquidity; Ability to Bear Loss. Each of the Assisting Parties represents and warrants that the overall commitment of such Assisting Party to securities which are not readily marketable is not disproportionate to his net worth, and that his investment in the Company will not cause his overall commitment to become excessive. Each of the Assisting Parties has adequate means of providing for his current needs and personal contingencies, has no need for liquidity in this investment in the Company, and can sustain a complete loss of this investment in the Company.
          6.5. Independent Investigation; Access. Each of the Assisting Parties, in making the decision to purchase the Units in the Company under this Agreement, has relied upon independent investigations made by such Assisting Party and his representatives (if any), and each of the Assisting Parties and such representatives (if any) have, prior to any election by Assisting Parties, been given access and the opportunity to examine all material books and records of the Company, if any, all material contracts, and business plans of the Company, and have had an opportunity to ask questions of, and to receive answers from, the Company or any person acting on its behalf concerning the terms and conditions of this offering, and to obtain any additional information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense. Each of the Assisting Parties and his representatives, if any, have been furnished with all materials relating to the business, finances and operation of the Company that have been requested. Each of the Assisting Parties and his representative, if any, have received complete and satisfactory answers to any such inquiries.
          6.6. Adequacy of Investigation. Each of the Assisting Parties acknowledges that he is acquiring Units in the Company after what such Assisting Party deems to be an adequate investigation of the business, finances, business plan, and prospects of the Company by such Assisting Party and his representatives, if any.
          6.7. Additional Investment Representations.
                    6.7.1. Units Not Registered; Indefinite Holding. Each of the Assisting Parties has been advised by the Company, and understands, that he must bear the economic risk of an investment in the Company for an indefinite period of time because the Company's Units have not been registered under the Securities Act, and the Company is under no obligation to register the Units.

                    6.7.2. Acquisition for Own Account. Each of the Assisting Parties represents that the Units are being acquired solely for such Assisting Party's own account for investment and not with a view toward, or for resale in connection with, any "distribution" (as that term is used in the Securities Act) of all or any portion thereof.
                    6.7.3. Financing. Each of the Assisting Parties has the funds necessary to consummate the transactions hereunder.
                    6.7.4. Private Offering Exemption; Reliance on Representations. Each of the Assisting Parties understands that the offer of the Units is not being registered under the Securities Act in reliance on the so-called "private offering" exemption provided by Section 4(2) of the Securities Act of 1933 and that the Company is basing its reliance on that exemption in part on the representations, warranties, statements and agreements contained herein.
                    6.7.5. Acceptance of Risk. Each of the Assisting Parties acknowledges and accepts the risks associated with an investment in the Units. Each of the Assisting Parties has read and is familiar with the risk factors described below and elsewhere in this Agreement. Each of the Assisting Parties has considered carefully, among other factors, the risk factors and other special considerations relating to the Company and the Units offered for sale under this Agreement, which include, but may not be limited to, those set forth below. Not every possible risk is listed in this Agreement.
                    6.7.6. Investment Not Liquid. The Units must be acquired for the accounts of the Assisting Parties for investment purposes only and cannot be readily resold. There is no established market for the Units, and there can be no assurance that a market for the Units will develop. No repurchase of the Units is being offered hereby or will be made by the Company.
          6.8. Risk Factors. Each of the Assisting Parties acknowledges and agrees that it is aware of the following risk factors:
                    6.8.1. No Assurance of Success or Profitability. There can be no assurance that the Company will be able to operate successfully or profitably.
                    6.8.2. Dependence on Current Management. The Company's success will greatly depend upon the Company's current management. It will be their responsibility to determine the suitability of desired transactions and the development of future programs. Assisting Parties will be entrusting to the Company's management the task of analyzing and evaluating the transaction opportunities and their potential. Management will devote as much of their time to the Company as is reasonably needed.
                    6.8.3. Additional Financing Required. The Company will need additional capital to complete its business plan. No assurance can be given that the Company will be successful in raising additional capital in the future.

                    6.8.4. Inherent Risks in the Industry. The Company will still be subject to the risks inherent in operating a retail electric provider in the state of Texas. These include fluctuations in general and local economic conditions, fluctuations in interest rates, the supply and demand for electricity, all of which may result in increased costs or decreased revenues to the Company and otherwise have an adverse impact on the Company's operations. For these and other reasons, no assurance of profitable operations can be made.
                    6.8.5. Governmental Regulation and Legal Uncertainties. The Company is subject to certain laws, rules and regulations that govern various industries. Although the Company intends to use its best efforts to ascertain and comply with all applicable laws and regulations, no assurance can be given that the Company will be able to comply with these laws or regulations.
                    6.8.6. Risks Related to Pro Forma Financial Information. The pro forma financials of the Company, if any, contain certain information that is based on a number of estimates and assumptions which, though considered reasonable by the Company, are subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of the Company's management. Pro forma projections are necessarily very speculative in nature, and it is not unusual that one or more of the assumptions upon which they are based do not materialize. Among the assumptions on which the Company's projections are based are that the level of business conducted by the Company will grow or be maintained at specific levels, the continued absence of significant government regulation, and a healthy economy. The occurrence of certain events such as a change in the governmental regulatory environment, unanticipated competition, an economic downturn, and similar factors could prevent the Company from realizing the results set forth in the pro forma financial information. The information set forth in the pro forma financial information, if any, is intended to be an approximate business projection and it is not intended to represent an accurate or reliable prediction of the revenue, profits or losses that may actually materialize for the Company in the future. The information set forth, if any, is preliminary and incomplete and is subject to change or modification as more complete information becomes available or if changes occur in variable economic conditions.
                    6.8.7. Competition. The business in which the Company will operate has numerous competitors. Such competitors have substantial financial and personnel resources, longer histories, stronger name recognition, and a larger customer base. These competitive factors could have an adverse effect on the operations of the Company.
                    6.8.8. No Assurance of Distributions; No Right to Participate in Management. There can be no assurance that the Company will make distributions to its members in the foreseeable future. The Units do not grant Assisting Parties the right to participate in the Company's management.
7. Survival of Parties' Representations. All representations, warranties, and agreements made by the Parties to this Agreement shall survive the Closing.

8. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties hereto concerning the subject matter hereof and supersedes all prior agreements, representations or understandings between them. No representations, oral or written, modifying or contradicting the terms of this Agreement have been made by any Party except as contained herein.
9. Notices. All notices required to be given under this Agreement shall be deemed to be given if mailed by certified mail, postage prepaid, to the Company and Assisting Parties at the following addresses:

COMPANY:	Summer Energy, LLC
800 Bering Drive, Suite 260
Houston, Texas 77057
                    Assisting Parties: See address provided in the signature page to this Agreement
          The Parties may, from time to time, by written notice to the other, change the addresses set forth above, at which time notice shall be deemed given if given to such changed address.
10. Severability. If any provision of this Agreement or any portion of any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not alter the remaining portion of such provision, or any other provision hereof, as each provision of this Agreement shall be deemed severable from all other provisions hereof so long as the removal of the severable material does not materially alter the basic consideration for this Agreement.
11. Amendment. Any amendment to this Agreement must be in writing, signed by the Parties hereto and stating the intent of the Parties to amend this Agreement. The Parties hereby agree to take such further actions and steps as may be necessary to carry into effect the purposes and intentions set forth in this Agreement.
12. Binding Effect. This Agreement shall be binding on and shall inure to the benefit of the Parties to it and their permitted successors and assigns. However, this Agreement and the rights thereunder may not be assigned by the Assisting Parties.
13. Cost and Expenses of Enforcement. In the event of the failure of either party hereto to comply with any provisions of this Agreement, the defaulting party shall pay any and all costs and expenses, including reasonable attorneys' fees (including in connection with any appeal) arising out of or resulting from such default, or in pursuing any remedy hereunder, or by the laws of the state of Texas, whether such remedy is pursued by filing suit or otherwise.
14. Indemnification. In the event the Company defaults on payment or other obligations to a financial institution which extended a loan to the Company, the Company hereby agrees to indemnify and hold the Assisting Parties harmless for, from, and against any and all damages, losses, liabilities, costs, and expenses (including, without limitation, costs and expenses of litigation and reasonable attorneys' fees) arising at any time, excepting any such matters arising solely from the gross negligence or willful misconduct of the Assisting Parties.

15. Waiver.Unless otherwise indicated herein, failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall not constitute a waiver of any such breach or any other covenant, agreement, term, or condition. Any party, by notice delivered in the manner provided in this Agreement, may, but shall be under no obligation to, waive any of its rights or any conditions to its obligations hereunder, or any duty, obligation, or covenant of any other party. No waiver shall affect or alter the remainder of this Agreement, but each and every other covenant, agreement, term, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequently occurring breach. To be effective, any waiver must be signed by all parties thereto.
16. Governing Law. This agreement is governed by the laws of the state of Texas in all respects, and the Parties hereto consent to exclusive jurisdiction and venue in the state or federal courts of Texas. The parties further agree not to disturb such choice of forum, and if not resident in such state, waive the personal service of any and all process upon them, and consent that such service of process may be made by certified or registered mail, return receipt requested, addressed to the Parties as set forth herein.
17. Further Actions. The Parties agree to take such further actions and execute and deliver such additional documents and writings as are reasonably necessary to accomplish the purposes of the transaction described in this Agreement.
18. No Reliance. Each of the Parties acknowledges that no other party or agent or attorney of any other party has made any promise, representation, or warranty whatsoever, express or implied, written or oral, not contained herein concerning the subject-matter hereof to induce any party to execute this Agreement, and each of the Parties acknowledges that he has not executed this Agreement, in reliance upon any promise, representation, or warranty not contained herein.
19. Specific Performance. Each Party acknowledges that the other Party would be damaged irreparably and would have no adequate remedy of law if any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each Party agrees that the other Party will be entitled to an injunction to prevent any breach of any provision of this Agreement and to enforce specifically any provision of this Agreement, in addition to any other remedy to which they may be entitled and without having to prove the inadequacy of any other remedy they may have at law or in equity and without being required to post bond or other security.
20. Counterparts. This Agreement may be executed in any number of counterparts, via facsimile, other electronic means, or original, each of which when so executed and delivered, shall be deemed an original, but with all such counterparts being taken together to constitute a single instrument.

          In witness whereof, the Parties hereto have executed this Agreement to Assist with Credit Facility effective as of the day and year first written above.
Company:
SUMMER ENERGY, LLC
a Texas limited liability company

By:	/s/ Jalleea George
Name:	Jaleea George
Title:	Managing Member
ASSISTING PARTIES:

DANIELSON:	DEHAY:

/s/ Rod Danielson	/s/ Wallace DeHay, Jr.
[Signature]	[Signature]

[Address]	[Address]

EXHIBIT A
INVESTOR QUESTIONNAIRE

1